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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM 8-K
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                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): FEBRUARY 3, 2005

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                           METRETEK TECHNOLOGIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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         DELAWARE                       0-19793                 84-11698358
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)      (I.R.S EMPLOYER
     OF INCORPORATION)                                       IDENTIFICATION NO.)

  303 EAST 17TH AVENUE, SUITE 660, DENVER, COLORADO                  80203
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                    (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (303) 785-8080

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

                                   ----------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On February 3, 2005, the Compensation Committee of the Board of Directors of Metretek Technologies, Inc., a Delaware corporation (the "Company"), approved a cash bonus to A. Bradley Gabbard, Executive Vice President and Chief Financial Officer of the Company, in the amount of $30,000.

         On January 6, 2005, the Compensation Committee approved an increase in the base salary for 2005 of Sidney Hinton, President and Chief Financial Officer of PowerSecure, Inc., a wholly-owned subsidiary of the Company, to $262,500.

         On December 1, 2004, the Compensation Committee approved a cash bonus to Gary J. Zuiderveen, Controller and Principal Accounting Officer of the Company, in the amount of $10,000 and an increase in Mr. Zuiderveen's base salary, commencing that date, to $110,000.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     METRETEK TECHNOLOGIES, INC.


                                     By: /s/ W. Phillip Marcum
                                         ------------------------------------
                                         W. Phillip Marcum
                                         President and Chief Executive Officer


Dated:   February 9, 2005




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